SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 11, 2008
Date of Report (Date of earliest event reported)

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 Walnut Street, 3 rd Floor
Philadelphia, PA 19102
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

_______________________
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On December 11, 2008, Biofield entered into a Sale of Shares Agreement (the “Stock Purchase Agreement”) with Valirix, plc, to acquire a minority interest in Valibio, SA and contemporaneously entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with Valibio, SA which granted Biofield exclusive distribution rights worldwide (excluding Belgium) for ValiRx plc’s Human Papilloma Virus (HPV) diagnostic test for cervical cancer, ValioRx’s Hypergenomics™ and Nucleosomics™ cancer diagnostics products, and any other cancer diagnostic products developed during the term of the Distribution Agreement.

The parties have agreed that, during March 2009, Biofield shall purchase 10 shares of Valibio (approximately 1.6% of the outstanding shares) for €100,000.  Additionally, Biofield intends to acquire an additional 53 shares of Valibio (approximately 8.48% of the outstanding shares) for €500,000 on or before September 1, 2009.  The Stock Purchase Agreement also provides Biofield with the right to acquire up to an additional 100 shares of Valibio (approximately 16% of the outstanding shares) for a price per share of €9,600 if purchased prior to December 11, 2009, €10,650 if purchased prior to December 11, 2010, and €11,616 if purchased prior to December 11, 2011.  The right to purchase up to an additional 100 shares of Valibio expires on December 11, 2011.

The Distribution Agreement has a term of 10 years, with automatic renewal for additional 10 year terms subject to the right of either party to elect not to renew.  Valibio has the right to terminate Biofield’s distribution rights in any country in which (a) no sales occur during the 2 yr period that commences on the date any required governmental approval is secured and (b) in any country in which sales decline by more than 50% over the average sales in the 2 preceding years.  Valibio also has the right to terminate the Distribution Agreement in certain events including non-payment which continues for 14 days after written notice.

Item 8.01.  Other Events.

Biofield has opened an office in Bangalore, India and plans to begin marketing the OraCalm™ (for oral herpes) non-invasive medical devices for the treatment of oral herpes pursuant to the exclusive worldwide distribution rights acquired from NeuroMed in September 2008, as previously announced.  Biofield expects to begin marketing the device through its wholly owned Indian subsidiary, via direct web based/internet marketing, retail, wholesale and through physicians and hospitals within the next 30 days.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	A press release with respect to matters disclosed in this Report

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Biofield’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability to commercialize and obtain FDA and other regulatory approvals for the Human Papilloma Virus (HPV) diagnostic test for cervical cancer or the Hypergenomics™ and Nucleosomics™ cancer diagnostics products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2009		BIOFIELD CORP.

	By:	/s/ Shepard G. Bentley
Name: Shepard G. Bently
Title: Chief Executive Officer